UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2022

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangements

On January 17, 2022, Lannett Company, Inc. (the “Company”) entered into addendums or amendments to the existing employment agreements (the “Addendums”) with the following executive officers, Timothy C. Crew, Chief Executive Officer; John Kozlowski, Vice President of Finance and Chief Financial Officer; Maureen Cavanaugh, Senior Vice President and Chief Commercial Operations Officer; Samuel H. Israel, Chief Legal Officer and General Counsel; and John Abt, Vice President and Chief Quality and Operations Officer (the “Executives”).

The Addendums amend the existing employment agreements as a result of a change in the terms of the Company’s long term inventive plan (“LTIP”) implemented by the Board of Directors of the Company (the “Board”), to provide that any cash component of an LTIP award that has not vested at the time of a termination without cause shall be deemed automatically vested and calculated as of the date of the termination.

The Addendums also amend the employment agreements of Messrs. Kozlowski, Abt and Israel to extend the Company’s obligation to pay severance in an amount equal to the current base salary for such Executives from a period of 18 months to a period of 24 months in the event of a termination without cause in connection with or within 18 months following a Change of Control and amend the employment agreement of Ms. Cavanaugh to clarify that in the event of a termination without cause in connection with or 18 months following a Change of Control, the Company’s obligation to pay severance in an amount equal to the current base salary following termination shall be for a period of no less than 24 months.

The Addendums further add to the employment agreements of Messrs. Abt and Kozlowski a provision consistent with other Executive’s agreements clarifying that the sale of a majority of the Company’s Abbreviated New Drug Applications other than in connection with a restructuring through or to a controlled entity shall be treated as a Change in Control for the purpose of any right to a severance benefit.

The description of the Addendums contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendums, which are filed as Exhibits 10.92, 10.93, 10.94, 10.95, and 10.96 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.92	Fourth Addendum to Employment Agreement of Timothy Crew

10.93	Fourth Amendment to Restated Employment Agreement of John Kozlowski

10.94	Third Addendum to Employment Agreement of Maureen Cavanaugh

10.95	Third Addendum to Employment Agreement of Samuel H. Israel

10.96	Third Addendum to Employment Agreement of John Abt

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: January 20, 2022